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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 16, 2003



                          COMMISSION FILE NO.: 0-26823



                        ALLIANCE RESOURCE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


               Delaware                                          73-1564280
   (State or other jurisdiction of                             (IRS Employer
    incorporation or organization)                          Identification No.)


           1717 SOUTH BOULDER AVENUE, SUITE 600, TULSA, OKLAHOMA 74119
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                 (918) 295-7600
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS.

         On May 16, 2003, Alliance Resource Holdings II, Inc. ("Holdings II") a privately-held company owned by current members of management ("Management") of Alliance Resource Partners, L.P. (the "Partnership"), retired in full the outstanding balances due under two promissory notes issued by Holdings II to The
Beacon Group Energy Investment Fund, L.P., MPC Partners, L.P., and certain of their affiliates (collectively, the "Beacon Investors") at the time Management purchased the Beacon Investors' interests in Alliance Resource Holdings, Inc.
("Holdings"), the parent of the Partnership's special general partner. Holdings
II's payment obligations under the promissory notes were secured under a security and pledge agreement by a pledge to the Beacon Investors of all the outstanding capital stock of Holdings II and other equity interests in affiliated entities owned directly or indirectly by Management. Under the security and pledge agreement, a payment default by Holdings II with respect to the promissory notes could have resulted in a foreclosure by the Beacon
Investors on these equity interests and permitted the Beacon Investors to assume control of the Partnership's business and affairs. As a result of Holdings II's payment in full of its obligations under the promissory notes, the security and pledge agreement and the related control rights of the Beacon Investors have been terminated, and all of Holdings II's obligations owed to the Beacon
Investors and all secured and other residual interests in the Partnership's general partners held by the Beacon Investors have been terminated and/or retired. Management now owns directly or indirectly all of the interests in the Partnership's general partners. The repayment of the promissory notes was accomplished through the use of a combination of cash held by Holdings II and certain of its affiliates and the proceeds from a commercial borrowing recently completed by Holdings II, where such loan is secured, in part, by a pledge of the Partnership's common units owned by the Partnership's special general partner.

         A description of the initial issuance of the promissory notes, including the contracts pursuant to which the purchases from the Beacon
Investors were originally consummated, is contained in the Partnership's Current
Report on Form 8-K filed May 9, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (C)      EXHIBITS

                  99.1     Press release, dated as of June 2, 2003

ITEM 9. REGULATION FD DISCLOSURE.

         In accordance with General Instruction B.2. of Form 8-K, the following information and the exhibits referenced therein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it or they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

         On June 2, 2003, Alliance Resource Partners, L.P. (the "Partnership"), announced via press release the idling of its Hopkins County coal mine. A copy of the Partnership's press release is attached hereto.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



         ALLIANCE RESOURCE PARTNERS, L.P.

By:      Alliance Resource Management GP, LLC,
         its managing general partner


By:      /s/ JOSEPH W. CRAFT III
         --------------------------------------------------
         Joseph W. Craft III
         President and Chief Executive Officer


Date:    June 6, 2003



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                                  EXHIBIT INDEX

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
             EXHIBIT
             NUMBER             DESCRIPTION
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

  *            99.1             Press release dated as of June 2, 2003

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*    Filed herewith.